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                                                                    EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Post-Effective Amendment No. 43 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Short-Term Treasury Fund of our report dated February 6, 1998, relating to Eaton Vance Short-Term Treasury Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                                /s/ COOPERS  & LYBRAND L.L.P.
                                                -----------------------------
                                                COOPERS  & LYBRAND L.L.P.

April 14, 1998
Boston, Massachusetts